Exhibit 2.1

                          Agreement and Plan of Merger,
                            dated as of July 31, 1998
                              among SFS and Cohoes,
                           including exhibits thereto

                          AGREEMENT AND PLAN OF MERGER

                                     between

                               COHOES SAVINGS BANK

                                       and

                                SFS BANCORP, INC.

                            dated as of July 31, 1998


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                          AGREEMENT AND PLAN OF MERGER
                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I DEFINITIONS.............................................................................................1

ARTICLE II THE MERGER.............................................................................................7
         2.1         The Merger...................................................................................7
         2.2         Effective Time; Closing......................................................................8
         2.3         Treatment of Capital Stock...................................................................8
         2.4         Shareholder Rights; Stock Transfers..........................................................9
         2.5         Fractional Shares............................................................................9
         2.6         Options.....................................................................................10
         2.7         Exchange Procedures.........................................................................11
         2.8         Additional Actions..........................................................................13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SFS................................................................13
         3.1         Capital Structure...........................................................................13
         3.2         Organization, Standing and Authority of SFS.................................................13
         3.3         Ownership of SFS Subsidiaries...............................................................14
         3.4         Organization, Standing and Authority of SFS Subsidiaries....................................14
         3.5         Authorized and Effective Agreement..........................................................14
         3.6         Securities Documents and Regulatory Reports.................................................16
         3.7         Financial Statements........................................................................16
         3.8         Material Adverse Change.....................................................................17
         3.9         Environmental Matters.......................................................................17
         3.10        Tax Matters.................................................................................17
         3.11        Legal Proceedings...........................................................................18
         3.12        Compliance with Laws........................................................................18
         3.13        Certain Information.........................................................................19
         3.14        Employee Benefit Plans......................................................................19
         3.15        Certain Contracts...........................................................................21
         3.16        Brokers and Finders.........................................................................21
         3.17        Insurance...................................................................................22
         3.18        Properties..................................................................................22
         3.19        Labor.......................................................................................22
         3.20        Affiliates..................................................................................22
         3.21        Allowance for Loan Losses...................................................................23
         3.22        Fairness Opinion............................................................................23
         3.23        Accounting for the Merger; Reorganization...................................................23
         3.24        Disclosures.................................................................................23

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COHOES..............................................................23
         4.1         Capital Structure...........................................................................23

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
         4.2         Organization, Standing and Authority of Cohoes and the Holding Company......................24
         4.3         Ownership of the Cohoes Subsidiaries........................................................24
         4.4         Organization, Standing and Authority of the Cohoes Subsidiaries.............................24
         4.5         Authorized and Effective Agreement..........................................................25
         4.6         Regulatory Reports..........................................................................26
         4.7         Financial Statements........................................................................26
         4.8         Material Adverse Change.....................................................................27
         4.9         Environmental Matters.......................................................................27
         4.10        Tax Matters.................................................................................28
         4.11        Legal Proceedings...........................................................................28
         4.12        Compliance with Laws........................................................................29
         4.13        Certain Information.........................................................................29
         4.14        Employee Benefit Plans......................................................................30
         4.15        Certain Contracts...........................................................................31
         4.16        Brokers and Finders.........................................................................31
         4.17        Insurance...................................................................................32
         4.18        Properties..................................................................................32
         4.19        Labor.......................................................................................32
         4.20        Ownership of SFS Common Stock...............................................................32
         4.21        Allowance for Losses on Loans...............................................................33
         4.22        Accounting for the Merger; Reorganization...................................................33
         4.23        No Approval of the Holding Company's Shareholders Currently Required........................33
         4.24        Adoption of the Plan of Conversion..........................................................33
         4.25        Disclosures.................................................................................33

ARTICLE V COVENANTS..............................................................................................34
         5.1         Reasonable Best Efforts.....................................................................34
         5.2         Shareholder and Member Meetings.............................................................34
         5.3         Regulatory Matters..........................................................................34
         5.4         Investigation and Confidentiality...........................................................36
         5.5         Press Releases..............................................................................36
         5.6         Business of the Parties.....................................................................37
         5.7         Certain Actions.............................................................................40
         5.8         Current Information.........................................................................40
         5.9         Indemnification; Insurance..................................................................41
         5.10        Directors and Certain Officers..............................................................42
         5.11        Employees and Employee Benefit Plans........................................................42
         5.12        Bank Merger.................................................................................44
         5.13        Organization of the Holding Company.........................................................44
         5.14        Agreements..................................................................................45
         5.15        Pooling Treatment...........................................................................45
         5.16        Integration of Policies.....................................................................46
         5.17        Disclosure Supplements......................................................................46
         5.18        Failure to Fulfill Conditions...............................................................46


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
ARTICLE VI CONDITIONS PRECEDENT..................................................................................46
         6.1         Conditions Precedent - Cohoes and SFS.......................................................46
         6.2         Conditions Precedent - SFS..................................................................48
         6.3         Conditions Precedent - Cohoes...............................................................49

ARTICLE VII TERMINATION, WAIVER AND AMENDMENT....................................................................50
         7.1         Termination.................................................................................50
         7.2         Effect of Termination.......................................................................51
         7.3         Survival of Representations, Warranties and Covenants.......................................51
         7.4         Waiver......................................................................................51
         7.5         Amendment or Supplement.....................................................................52

ARTICLE VIII MISCELLANEOUS.......................................................................................52
         8.1         Expenses; Termination Fees..................................................................52
         8.2         Entire Agreement............................................................................54
         8.3         No Assignment...............................................................................54
         8.4         Notices.....................................................................................54
         8.5         Alternative Structure.......................................................................55
         8.6         Interpretation..............................................................................55
         8.7         Counterparts................................................................................55
         8.8         Governing Law...............................................................................56

Exhibit A-1          Form of SFS Shareholder Agreement
Exhibit A-2          Form of Cohoes Shareholder Agreement
Exhibit B            Form of Non-Competition Agreement


                                       iii
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



                          AGREEMENT AND PLAN OF MERGER


         Agreement  and Plan of Merger (the  "Agreement"),  dated as of July 31,
1998, by and between Cohoes Savings Bank ("Cohoes"), a savings bank chartered under the laws of the State of New York, and SFS Bancorp, Inc. ("SFS"), a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of Cohoes and SFS have determined to consummate the business combination transactions provided for herein, subject to the terms and conditions set forth herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

         "Application for Conversion" shall mean the application submitted by Cohoes to the FDIC pursuant to the FDIA and the regulations of the FDIC thereunder and to the Department pursuant to the NYBL and the regulations of the Department thereunder and in connection with the Conversion, as amended and supplemented.

         "Average Closing Price" shall mean the average of the daily last sales price of Holding Company Common Stock as reported on The Nasdaq Stock Market for the first ten trading days on which Holding Company Common Stock is traded.

         "Bank"   shall   mean    Schenectady    Federal    Savings    Bank,   a
federally-chartered savings bank and a wholly-owned subsidiary of SFS.

         "Bank  401(k)"  shall mean the 401(k)  Savings  Plan in RSI  Retirement
Trust of the Bank, as amended and as in effect as of the date hereof.

         "Bank Merger" shall have the meaning set forth in Section 5.12 hereof.

         "Bank  Merger  Agreement"  shall have the  meaning set forth in Section
5.12 hereof.

         "Bank  Officer  Severance  Compensation  Plan"  shall mean the  Officer
Severance Compensation Plan of the Bank, as amended and as in effect as of the date hereof.


                                        1


         "Bank SERP" shall mean the Restated Executive Supplemental Retirement Plan and Compensation Continuation Agreement dated March 23, 1988 between the Bank and Joseph H. Giaquinto, as amended and as in effect as of the date hereof.

         "BIF" shall mean the Bank Insurance Fund administered by the FDIC or any successor thereto.

         "Cause" shall mean termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

         "Certificate of Merger" shall have the meaning set forth in Section 2.2 hereof.

         "Closing" shall have the meaning set forth in Section 2.2 hereof.

         "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Cohoes Affiliate" shall mean any person who is deemed for purposes of pooling of interests accounting to be an "affiliate" of Cohoes or the Holding Company.

         "Cohoes Employee Plans" shall have the meaning set forth in Section 4.14(a) hereof.

         "Cohoes Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Cohoes as of June 30, 1997, 1996 and 1995 and the consolidated statements of income, retained income and cash flows (including related notes and schedules, if any) of Cohoes for each of the three years ended June 30, 1997, 1996 and 1995, and (ii) the consolidated statements of condition of Cohoes (including related notes and schedules, if any) and the consolidated statements of income, retained income and cash flows (including related notes and schedules, if any) of Cohoes with respect to the periods ended subsequent to June 30, 1997.

         "Commission" shall mean the Securities and Exchange Commission.

         "Conversion" shall mean (i) the amendment of Cohoes' Charter to authorize the issuance of capital stock and otherwise to conform to the requirements of a stock savings bank chartered under the laws of the State of New York, (ii) the issuance of Holding Company Common Stock to eligible account holders of Cohoes and others in connection therewith, (iii) the purchase by the Holding Company of all of the capital stock of Cohoes to be sold by Cohoes in connection with its conversion from mutual to stock form and (iv) the establishment of a private charitable foundation.

         "CRA" shall mean the Community Reinvestment Act.


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         "Department" shall mean the State of New York Banking Department.

         "Depositor" shall mean any person, firm or entity qualifying as a depositor of Cohoes in accordance with its Charter and Bylaws.

         "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

         "DOJ" shall mean the United States Department of Justice.

         "Effective  Time"  shall mean the date and time  specified  pursuant to
Section 2.2 hereof as the effective time of the Merger.

         "Environmental Claim" shall mean any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange  Agent"  shall  have the  meaning  set forth in  Section  2.7 hereof.

         "Exchange  Ratio"  shall  have the  meaning  set forth in  Section  2.3 hereof.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLB" shall mean the Federal Home Loan Bank of New York.

         "Form S-1" shall mean the registration statement on Form S-1 (or on any successor or other appropriate form) to be filed by the Holding Company in connection with the issuance of shares of Holding Company Common Stock in connection with the Merger and the Conversion, as amended and supplemented.

         "GAAP" shall mean generally accepted accounting principles.

         "Governmental   Entity"   shall  mean  any  federal  or  state   court,
administrative   agency  or  commission  or  other  governmental   authority  or
instrumentality.

         "Holding Company" shall mean a business corporation which shall be organized by Cohoes under the DGCL for the purposes of becoming the Holding Company of Cohoes upon consummation of the Conversion and acquiring SFS pursuant to the terms of this Agreement.

         "Holding Company Common Stock" shall mean the common stock, par value $.01 per share, of the Holding Company.

         "Holding Company Preferred Stock" shall mean the preferred stock, par value $.01per share, of the Holding Company.

         "HOLA" shall mean the Home Owners' Loan Act, as amended.

         "Initial Public Offering Price" shall mean the price per share at which Holding Company Common Stock is ultimately sold by the Holding Company to eligible account holders of Cohoes and others in connection with the Conversion.

         "IRS" shall mean the Internal Revenue Service or any successor thereto.

         "KPMG" shall mean KPMG Peat Marwick LLP.

         "Material Adverse Effect" shall mean, (i) with respect to SFS, any effect that is material and adverse to the financial condition, results of operations or business of SFS and its Subsidiaries taken as whole, or, in the case of Section 6.3(a) hereof, SFS and its Subsidiaries and the Holding Company taken as a whole after giving effect to the Conversion, (ii) with respect to Cohoes, any effect that is material and adverse to the financial condition, results of operations or business of Cohoes and its Subsidiaries taken as a whole, or (iii) materially impairs the ability of either SFS or the Bank, on the one hand, or the Holding Company or Cohoes, on the other hand, to consummate the Merger or any of the other transactions contemplated by this Agreement, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (b) changes in GAAP that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby, including the termination of the SFS Pension Plan, (d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby or (e) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

         "Materials   of   Environmental   Concern"   shall   mean   pollutants,
contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "Merger" shall have the meaning set forth in Section 2.1(a) hereof.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NYBL" shall mean the New York Banking Law.

         "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Plan of Conversion" shall mean the Plan of Conversion adopted by the Board of Trustees of Cohoes on May 21, 1998.

         "Pooling Letters" shall have the meaning set forth in Section 6.3(f) hereof.

         "Previously Disclosed" shall mean disclosed (i) in a disclosure schedule dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) a supplement to the disclosure schedule dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.17 hereof.

         "Pricing Date" shall mean the tenth day of trading of Holding Company Common Stock on The Nasdaq Stock Market.

         "Prospectus" shall mean the prospectus to be delivered to (i) shareholders of SFS in connection with the offering of Holding Company Common Stock in connection with the Merger pursuant to this Agreement and (ii) eligible account holders of Cohoes and others in connection with the offering of Holding Company Common Stock in connection with the Conversion, as amended and supplemented.

         "Proxy  Statements"  shall mean the proxy statements to be delivered to
(i) shareholders of SFS in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and (ii) Depositors of Cohoes in connection with the solicitation of their approval of the Plan of Conversion and the transactions contemplated thereby, as amended and supplemented.

         "Replacement Stock" shall have the meaning set forth in Section 2.3(d) hereof.

         "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

         "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "SFS Affiliate" shall mean any person who is deemed, for purposes of Rule 145 under the Securities Act or for purposes of pooling of interests accounting, to be an "affiliate" of SFS.

         "SFS Change of Control Benefit Plan" shall mean the Change of Control Benefit Plan of SFS, as amended and as in effect as of the date hereof.

         "SFS Common Stock" shall mean the common stock, par value $0.01 per share, of SFS.

         "SFS Employee Plans" shall have the meaning set forth in Section 3.14(a) hereof.

         "SFS ESOP" shall mean the SFS Employee Stock Ownership Plan and Trust, as amended and as in effect as of the date hereof.

         "SFS Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of SFS as of December 31, 1997, 1996 and 1995 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of SFS for each of the three years ended December 31, 1997, 1996 and 1995 as filed by SFS in its Securities Documents, and (ii) the consolidated balance sheets of SFS (including related notes and schedules, if any) and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of SFS included in the Securities Documents filed by SFS with respect to the periods ended subsequent to December 31, 1997.

         "SFS Incentive Plan" shall mean the Incentive Compensation Plan for 1998 of SFS, as amended and as in effect as of the date hereof.

         "SFS Options" shall mean options to purchase shares of SFS Common Stock granted pursuant to the SFS Option Plan.

         "SFS Option Plan" shall mean the Amended and Restated Stock Option and Incentive Plan of SFS, as amended and as in effect as of the date hereof.

         "SFS Pension Plan" shall mean the Retirement Income Plan of the Bank, as amended and as of the date hereof.

         "SFS Preferred Stock" shall mean the shares of preferred stock, par value $0.01 per share, of SFS.

         "SFS  Restricted   Stock"  shall  mean  SFS  Common  Stock  subject  to
restrictions pursuant to the SFS Restricted Stock Plan.

         "SFS Restricted Stock Plan" shall mean the Amended and Restated Recognition and Retention Plan of SFS, as amended and as in effect as of the date hereof.

         "SFS SERP" shall mean the restated executive supplemental retirement plan and compensation continuation agreement of SFS.

         "Superintendent" shall mean the Superintendent of the Department.

         "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the Commission.

         "Surviving  Bank"  shall have the  meaning  set forth in  Section  5.12 hereof.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1      The Merger

         (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), SFS shall be merged with and into the Holding Company (the "Merger") in accordance with the provisions of
Section 251 of the DGCL. The Holding Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be as stated in the Certificate of Incorporation of the Holding Company immediately prior to the Effective Time. Upon consummation of the Merger, the separate corporate existence of SFS shall terminate.

         (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

         (c) The Certificate of Incorporation and Bylaws of the Holding Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

         (d) The authorized capital stock of the Surviving Corporation shall be as stated in the Certificate of Incorporation of the Holding Company immediately prior to the Effective Time.

         (e) The directors and officers of the Holding Company immediately prior to the Effective Time, together with Joseph H. Giaquinto, who shall be appointed a director of the Holding Company pursuant to Section 5.10, shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation as well as the provisions hereof.

2.2      Effective Time; Closing

         The Merger shall become effective upon the occurrence of the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger"), unless a later date and time is specified as the effective time in such Certificate of Merger (the "Effective Time"). The Effective Time shall be deemed to occur simultaneously with the consummation of the Conversion. A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at such place and at such time as the parties may mutually agree upon. At the Closing, there shall be delivered to Cohoes and the Holding Company, on the one hand, and SFS, on the other hand, the opinions, certificates and other documents required to be delivered under Article VI hereof.

2.3      Treatment of Capital Stock

         Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

         (a) each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Time (consisting of shares issued or to be issued by the Holding Company in connection with the Conversion) shall be unchanged and shall remain issued and outstanding;

         (b) each share of SFS Common Stock owned by SFS (including treasury shares) or the Holding Company or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be canceled and retired and shall not represent capital stock of the Holding Company and shall not be exchanged for shares of Holding Company Common Stock, or other consideration; and

         (c) each share of SFS Common Stock which under the terms of Section 2.7 hereof is to be converted into the right to receive shares of Holding Company Common Stock shall, subject to Section 2.5 hereof, be converted into and become the right to receive a number of shares (the "Exchange Ratio") of Holding Company Common Stock equal to the lesser of:

                  (i) the quotient (calculated to the nearest one-thousandth) determined by dividing $26.50 by the Initial Public Offering Price, or

                  (ii) the quotient (calculated to the nearest one-thousandth) determined by dividing $35.00 by the Average Closing Price.

         (d) Each share of SFS Restricted Stock at the Effective Time shall be converted into the right to receive shares of Holding Company Common Stock, pursuant to the Exchange Ratio set forth in Section 2.3(c) hereof, subject to identical restrictions as are applicable to such SFS Restricted Stock ("Replacement Stock"), and the Holding Company shall assume the SFS Restricted Stock Plan; provided that such assumption shall only be in respect of the Replacement Stock and the Holding Company or any Holding Company Subsidiary shall have no obligation with respect to any awards under the SFS Restricted Stock Plan other than the Replacement Stock and shall have no obligation to make any additional grants or awards under the SFS Restricted Stock Plan.

2.4      Shareholder Rights; Stock Transfers

         At the Effective Time, holders of SFS Common Stock shall cease to be and shall have no rights as shareholders of SFS, other than to receive the consideration provided under Sections 2.3 and 2.5 hereof. After the Effective Time, there shall be no transfers on the stock transfer books of SFS or the Surviving Corporation of shares of SFS Common Stock and if certificates evidencing such shares are presented for transfer after the Effective Time, they shall be canceled against delivery of certificates for whole shares of Holding Company Common Stock (plus cash in lieu of any fractional share interest) as herein provided.

2.5      Fractional Shares

         Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of SFS Common Stock. In lieu thereof, each holder of shares of SFS Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash (without interest) equal to the amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Closing

Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of fractional shares.

2.6      Options

         (a) At the Effective Time, each SFS Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of SFS Common Stock and shall be converted automatically into a right to purchase shares of Holding Company Common Stock, and the Holding Company shall assume each SFS Option, in accordance with the terms of the SFS Option Plan and stock option or other agreement by which it is evidenced, except that (i) from and after the Effective Time, the Holding Company and either its Board of Directors or a committee consisting solely of two or more Non-Employee Directors, as defined in Rule 16b-3(b)(3) under the Exchange Act, shall be substituted for SFS and the committee of SFS's Board of Directors (including, if applicable, the entire Board of Directors of SFS) administering the SFS Option Plan, (ii) from and after the Pricing Date, the number of shares of Holding Company Common Stock subject to such SFS Option shall be equal to the number of shares of SFS Common Stock subject to such SFS Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of Holding Company Common Stock resulting from such multiplication shall be rounded to the nearest share, and (iii) from and after the Pricing Date, the per share exercise price under each such SFS Option shall be adjusted by dividing the per share exercise price under each such SFS Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the next cent. Notwithstanding clauses (ii) and (iii) of the preceding sentence, each SFS Option which is an "incentive stock option" shall be adjusted as required by
Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. The Holding Company and SFS shall take all necessary steps to effect the foregoing provisions of this Section 2.6(a).

         (b) Each holder of an SFS Option who becomes either a director or an advisory director of the Holding Company or Cohoes shall satisfy the "Continuous Service" requirement set forth in the SFS Option Plan for each of the holder's SFS Options for as long as such person remains a director or advisory director of the Holding Company or Cohoes. With respect to SFS Options which are incentive stock options as of the date of this Agreement, such options shall be compensatory or non-qualified stock options under the SFS Option Plan as of the business day immediately prior to the three-month anniversary of the Effective Time.

         (c) As soon as practicable after the Pricing Date, the Holding Company shall deliver to each participant in the SFS Option Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such SFS Option Plan shall continue in effect on the same terms and conditions, including without limitation the duration thereof, subject to the adjustments required by Section 2.6(a) hereof after giving effect to the Merger. Within 30 days after the Effective Time, the Holding Company shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Holding Company Common Stock subject to such options and shall maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

2.7      Exchange Procedures

         (a) The Holding Company shall designate an exchange agent, reasonably acceptable to SFS, to act as agent (the "Exchange Agent") for purposes of conducting the exchange procedure as described herein. No later than five business days following the Pricing Date, the Holding Company shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of SFS Common Stock (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of SFS Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of SFS Common Stock in exchange for the consideration set forth in Section 2.3 hereof deliverable in respect thereof pursuant to this Agreement.

         (b) At the Effective Time, the Holding Company shall provide written instructions to its transfer agent to issue up to a number of shares of Holding Company Common Stock equal to the product of (i) the number of shares of SFS Common Stock then issued and outstanding, and (ii) the quotient in Section 2.3(c)(i) hereof. The maximum number of shares specified in such instructions shall be subject to reduction only in the event the quotient in Section 2.3(c)(ii) hereof is less than the quotient in Section 2.3(c)(i) hereof. At the Effective Time, the Holding Company shall issue to the Exchange Agent the number of shares of Holding Company Common Stock issuable in the Merger, which shall be held by the Exchange Agent in trust for the holders of SFS Common Stock. If the quotient in Section 2.3(c)(ii) hereof is less than the quotient in Section 2.3(c)(i) hereof, then the number of shares of Holding Company Common Stock held by the Exchange Agent in trust for the holders of SFS Common Stock shall be appropriately reduced, with the excess shares returned to the Holding Company. Following the Pricing Date, the Exchange Agent shall promptly distribute Holding Company Common Stock (and cash in lieu of fractional shares pursuant to Section
2.5 hereof) as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Holding Company Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

         (c) Each holder of an outstanding certificate or certificates which prior thereto represented shares of SFS Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Holding Company Common Stock into which the aggregate number of shares of SFS Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement and any other distribution theretofore paid with respect to Holding Company Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented SFS Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Holding Company Common Stock into which the aggregate number of shares of SFS Common Stock previously represented by such certificate shall have been converted pursuant to the terms of this Agreement. After the Effective Time, there shall be no further transfer on the records of SFS of certificates representing shares of SFS Common Stock and if such certificates are presented to SFS for transfer, they shall be cancelled against delivery of certificates for Holding Company Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of Holding Company Common Stock under this Section 2.7 until such person surrenders the certificate or certificates representing SFS Common Stock, at which time such dividends shall be remitted to such person, without interest.

         (d) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of SFS Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of SFS Common Stock for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Holding Company. If any certificates evidencing shares of Holding Company Common Stock are to be issued in a name other than that in which the certificate evidencing SFS Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (e) Any portion of the shares of Holding Company Common Stock delivered to the Exchange Agent by the Holding Company pursuant to Section 2.7(b) that remains unclaimed by the shareholders of SFS for six months after the Pricing Date shall be delivered by the Exchange Agent to the Holding Company. Any shareholders of SFS who have not theretofore complied with Section 2.7(c) shall thereafter look only to the Holding Company for the consideration deliverable in respect of each share of SFS Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of SFS Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Holding Company Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Holding Company (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of SFS Common Stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The Holding Company and the Exchange Agent shall be entitled to rely upon the stock transfer books of SFS to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, the Holding Company and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

2.8      Additional Actions

         If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of SFS acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, SFS and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of SFS or otherwise to take any and all such action.


                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF SFS

         SFS represents and warrants to Cohoes as follows,  except as Previously
Disclosed:

3.1      Capital Structure

         The authorized capital stock of SFS consists of 2,500,000 shares of SFS Common Stock and 500,000 shares of SFS Preferred Stock. As of the date hereof, 1,208,472 shares of SFS Common Stock are issued and outstanding, 286,528 shares of SFS Common Stock are held in treasury, and no shares of SFS Preferred Stock are issued and outstanding. All outstanding shares of SFS Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of SFS Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for SFS Options to acquire not more than 125,579 shares of SFS Common Stock as of the date hereof, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of SFS.

3.2      Organization, Standing and Authority of SFS

         SFS is a corporation duly organized and validly existing under the laws of the State of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on SFS. SFS is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. SFS has heretofore delivered to Cohoes true and complete copies of the Certificate of Incorporation and Bylaws of SFS as in effect as of the date hereof.

3.3      Ownership of SFS Subsidiaries

         SFS has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect SFS Subsidiary and identified the Bank as its only Significant Subsidiary. Except for (x) capital stock of SFS Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, SFS does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each SFS Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by SFS free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of SFS Subsidiaries and there are no agreements, understandings or commitments relating to the right of SFS to vote or to dispose of such capital stock or other ownership interests.

3.4      Organization, Standing and Authority of SFS Subsidiaries

         Each of the SFS Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the SFS Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on SFS. The deposit accounts of the Bank are insured by the SAIF to the maximum extent permitted by the FDIA and the Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. SFS has heretofore delivered or made available to Cohoes true and complete copies of the Charter and Bylaws of the Bank as in effect as of the date hereof.

3.5      Authorized and Effective Agreement

         (a) SFS has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of SFS's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SFS, except for the approval of this Agreement by SFS's shareholders. This Agreement has been duly and validly executed and delivered by SFS and, assuming due authorization, execution and delivery by

Cohoes,  constitutes  a legal,  valid  and  binding  obligation  of SFS which is
enforceable   against  SFS  in  accordance  with  its  terms,   subject,  as  to
enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by SFS with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of SFS or the equivalent documents of any SFS Subsidiary, subject to the deletion of Section 8A of the Bank's Federal Stock Charter, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of SFS or an SFS Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SFS or an SFS Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or
(iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to SFS or an SFS Subsidiary.

         (c) To the best knowledge of SFS and the Bank, except for (i) the filing of applications with and the approvals of the OTS and the FDIC, (ii) the filing of applications with the Department and the approvals of the Superintendent, (iii) the filing and effectiveness of the Form S-1 and the Proxy Statement relating to the meeting of shareholders of SFS to be held pursuant to
Section 5.2 hereof with the Commission, (iv) the approval of this Agreement by the requisite vote of the shareholders of SFS, (v) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL in connection with the Merger, (vi) the filing of Articles of Combination with the OTS in connection with the Bank Merger, and (vii) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of SFS or the Bank in connection with (x) the execution and delivery by SFS of this Agreement and the consummation by SFS of the transactions contemplated hereby and (y) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation of the transactions contemplated thereby.

         (d) As of the date hereof, neither SFS nor the Bank is aware of any reasons relating to SFS or the Bank (including without limitation CRA compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement and the Bank Merger Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by the Holding Company and Cohoes after the Effective Time of the business of SFS and the Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of SFS, could have a Material Adverse Effect on the Holding Company or Cohoes or materially impair the value of SFS and the Bank to the Holding Company and Cohoes, respectively.

3.6      Securities Documents and Regulatory Reports

         (a) Since January 1, 1995, SFS has timely filed with the Commission and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Since January 1, 1995, each of SFS and the Bank has duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of SFS and the Bank by the OTS, neither SFS nor the Bank was required to correct or change any action, procedure or proceeding which SFS or the Bank believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on SFS.

3.7      Financial Statements

         (a) SFS has previously delivered or made available to Cohoes accurate and complete copies of SFS Financial Statements which, in the case of the consolidated balance sheets of SFS as of December 31, 1997, 1996 and 1995 and the consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years ended December 31, 1997, 1996 and 1995, are accompanied by the audit reports of KPMG Peat Marwick, LLP, independent certified public accountants with respect to SFS. The SFS Financial Statements referred to herein, as well as the SFS Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of SFS as of the respective dates set forth therein, and the consolidated income, changes in stockholders' equity and cash flows of SFS for the respective periods or as of the respective dates set forth therein.

         (b) Each of the SFS Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of SFS and SFS Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of SFS and SFS Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of SFS and its Subsidiaries.

         (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated balance sheets of SFS as of December 31, 1997 (including related notes), (ii) of liabilities incurred since December 31, 1997 in the ordinary course of business and (iii) of liabilities incurred in connection with consummation of the transactions contemplated by this Agreement, neither SFS nor any SFS Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of SFS on a consolidated basis.

3.8      Material Adverse Change

         Since March 31, 1998, (i) SFS and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on SFS.

3.9      Environmental Matters

         (a) To the best of SFS's knowledge, SFS and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on SFS. Neither SFS nor an SFS Subsidiary has received any communication alleging that SFS or an SFS Subsidiary is not in such compliance and, to the best knowledge of SFS, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) To the best of SFS's knowledge, none of the properties owned, leased or operated by SFS or an SFS Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on SFS.

         (c) To the best of SFS's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against SFS or an SFS Subsidiary or against any person or entity whose liability for any Environmental Claim SFS or an SFS Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on SFS.

         (d) Except in the ordinary course of its loan underwriting activities, SFS has not conducted any environmental studies during the past five years with respect to any properties owned by it or an SFS Subsidiary as of the date hereof.

3.10     Tax Matters

         (a) SFS and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither SFS nor a Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by SFS and its Subsidiaries are complete and accurate in all material respects. Neither SFS nor any SFS Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof. The federal, state and local income tax returns of SFS and its Subsidiaries have been audited by the applicable tax authorities for all periods ended through December 31, 1993 (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against SFS or a Subsidiary as a result of such audits or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to SFS or a Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of SFS's knowledge, threatened.

         (c) Neither SFS nor any SFS Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by SFS or a Subsidiary (nor does SFS have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11     Legal Proceedings

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of SFS, that are unasserted or threatened against SFS or a Subsidiary or against any asset, interest or right of SFS or a Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on SFS. Neither SFS nor any SFS Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on SFS.

3.12     Compliance with Laws

         (a) Each of SFS and SFS Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on SFS; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of SFS, no suspension or cancellation of any of the same is threatened.

         (b) Neither SFS nor any SFS Subsidiary is in violation of its respective Certificate of Incorporation, Charter or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on SFS; and neither SFS nor any SFS Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that SFS or any SFS Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on SFS or, to the best knowledge of SFS, on Cohoes. Neither SFS nor a Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks or holding companies thereof issued by governmental authorities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

3.13     Certain Information

         None of the information relating to SFS and its Subsidiaries supplied or to be supplied by them for inclusion in (i) the Form S-1, including the Prospectus, at the time the Form S-1 and any amendment thereto becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Application for Conversion, at the time the Application for Conversion and any amendment thereto is approved by the FDIC under the FDIA and the regulations of the FDIC thereunder and the Department under the NYBL and the regulations of the Department thereunder, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Proxy Statements, as of the date or dates such Proxy Statements are mailed to shareholders of SFS and Depositors of Cohoes and up to and including the date or dates of the meetings of shareholders and Depositors to which such Proxy Statements relate, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.14     Employee Benefit Plans

         (a) SFS has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of SFS or any SFS
Subsidiary (the "SFS Employee Plans"), whether written or oral, and SFS has previously furnished or made available to Cohoes accurate and complete copies of the same together with, in the case of qualified plans, (i) the most recent actuarial and financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any governmental agency with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

         (b) None of SFS, any SFS Subsidiary, any SFS Employee Plan constituting an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("SFS Defined Benefit Plan") or, to the best of SFS's knowledge, any fiduciary of such SFS Defined Benefit Plan, has incurred any material liability to the PBGC or the IRS with respect to any such SFS Defined Benefit Plan. To the best of SFS's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any SFS Defined Benefit Plan.

         (c) Neither SFS nor any SFS Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) A favorable determination letter has been issued by the IRS with respect to each SFS Defined Benefit Plan which is intended to qualify under
Section 401 of the Code to the effect that such SFS Defined Benefit Plan is qualified under Section 401 of the Code, and the trust associated with such SFS Defined Benefit Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of SFS's knowledge, is threatened to be revoked, and SFS does not know of any ground on which such revocation may be based. Neither SFS nor any SFS Subsidiary has any liability under any such SFS Defined Benefit Plan that is not reflected on the consolidated statement of financial condition of SFS at December 31, 1997 or the notes thereto included in SFS Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) To the best of SFS's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any SFS Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on SFS.

         (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each SFS Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any SFS Defined Benefit Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any SFS Defined Benefit Plan.

         (g) To the best of SFS's knowledge, SFS Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, to the best knowledge of SFS, threatened claims (other than routine claims for benefits) by, on behalf of or against any of SFS Employee Plans or any trust related thereto or any fiduciary thereof.

3.15     Certain Contracts

         (a) Neither SFS nor a Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by SFS or a Subsidiary (other than in the case of the Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by SFS or a Subsidiary of any obligation, other than by the Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of SFS or a Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of SFS or a Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which SFS or a Subsidiary is obligated to indemnify any director, officer, employee or agent of SFS or a Subsidiary; (v) any agreement, arrangement or understanding to which SFS or a Subsidiary is a party or by which any of the same is bound which limits the freedom of SFS or a Subsidiary to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, or (vii) any agreement, arrangement or understanding which would be required to be filed as an exhibit to SFS's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

         (b) Neither SFS nor any SFS Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on SFS, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16     Brokers and Finders

         Except for Charles Webb & Company, neither SFS nor any SFS Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17     Insurance

         Each of SFS and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

3.18     Properties

         All real and personal property owned by SFS or its Subsidiaries or presently used by any of them in its respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of SFS and its Subsidiaries in the ordinary course of business consistent with their past practices. SFS has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its properties and assets, real and personal, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are de minimis in character amount or extent and (iv) as reflected on the consolidated statement of condition of SFS as of March 31, 1998 included in the SFS Financial Statements. All real and personal property which is material to SFS's business on a consolidated basis and leased or licensed by SFS or a Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. All improved real property owned by SFS or its Subsidiaries is in compliance with all applicable zoning laws.

3.19     Labor

         No work stoppage involving SFS or a Subsidiary is pending or, to the best knowledge of SFS, threatened. Neither SFS nor a Subsidiary is involved in or, to the best knowledge of SFS, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of SFS or a Subsidiary which could have a Material Adverse Effect on SFS. Employees of SFS and SFS Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of SFS's knowledge, there have been no efforts to unionize or organize any employees of SFS or any of SFS Subsidiaries during the past five years.

3.20     Affiliates

         SFS has Previously Disclosed to Cohoes a schedule of each person that, to the best of its knowledge, is deemed to be an Affiliate.

3.21     Allowance for Loan Losses

         The  allowance  for  loan  losses   reflected  on  SFS's   consolidated
statements of financial condition included in the March 31, 1998 SFS Financial Statements is, or will be in the case of subsequently delivered SFS Financial Statements, as the case may be, in the opinion of SFS's management, adequate in all material respects as of their respective dates under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the March 31, 1998 SFS Financial Statements is, or will be in the case of subsequently delivered SFS Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by GAAP.

3.22     Fairness Opinion

         SFS has received the opinion from Charles Webb & Company to the effect that, as of the date hereof, the consideration to be received by shareholders of SFS pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

3.23     Accounting for the Merger; Reorganization.

         As of the date hereof, after reviewing the terms of this Agreement, the stock repurchases by SFS, and the employee benefit plans of SFS and the Bank with SFS's independent auditors, and assuming compliance by SFS and Cohoes with the requirements of Section 5.15 hereof, SFS does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP, or (ii) as a reorganization under Section 368(a) of the Code.

3.24     Disclosures

         None of the representations and warranties of SFS or any of the written information or documents furnished or to be furnished by SFS to Cohoes in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF COHOES

         Cohoes represents and warrants to SFS as follows,  except as Previously
Disclosed:

4.1      Capital Structure

         As of the date hereof, Cohoes is a savings bank chartered under the laws of the State of New York in mutual form and, as a result, has no authorized or outstanding capital stock. Upon consummation of the Conversion, Cohoes will be a duly organized New York savings bank in stock form and will have authorized capital stock as set forth in its Charter.

4.2      Organization, Standing and Authority of Cohoes and the Holding Company

         (a) Cohoes is a savings bank duly organized, validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Cohoes is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Cohoes. The deposit accounts of Cohoes are insured by the BIF to the maximum extent permitted by the FDIA, and Cohoes has paid all premiums and assessments required by the FDIA and the regulations thereunder. Cohoes has heretofore delivered to SFS true and complete copies of the Charter and Bylaws of Cohoes as in effect as of the date hereof.

         (b) At the Effective Time, the Holding Company will be duly organized, and validly existing under the DGCL.

4.3      Ownership of the Cohoes Subsidiaries

         Cohoes has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Cohoes Subsidiary. Except for (x) capital stock of the Cohoes Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, Cohoes does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Cohoes Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Cohoes free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever.

4.4      Organization, Standing and Authority of the Cohoes Subsidiaries

         Each of the Cohoes Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Cohoes Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing or property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Cohoes.

4.5      Authorized and Effective Agreement

         (a) Cohoes has, and following its organization the Holding Company will have, all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Conversion by the Depositors of Cohoes) to perform all of its respective obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Cohoes, except for the approval of the Conversion by the Depositors of Cohoes, and promptly following organization of the Holding Company and their execution and delivery of an instrument of accession pursuant to Section 5.13 of this Agreement, the execution and delivery of this Agreement by the Holding Company and the consummation of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Holding Company. This Agreement has been duly and validly executed and delivered by Cohoes and upon its execution and delivery of an instrument of accession pursuant to Section 5.13 of this Agreement, this Agreement will have been duly and validly executed and delivered by the Holding Company and, assuming due authorization, execution and delivery by SFS, this Agreement constitutes or will constitute, as applicable, a legal, valid and binding obligation of Cohoes, the Holding Company which is enforceable against Cohoes, the Holding Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger) nor compliance by Cohoes or upon its organization the Holding Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Charter, Certificate of Incorporation, Bylaws or similar organizational documents of Cohoes, any Cohoes Subsidiary or upon its organization the Holding Company, except that Cohoes will not be authorized to issue capital stock until consummation of the Conversion,
(ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Cohoes or upon its organization the Holding Company pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Cohoes or upon its organization the Holding Company is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and Member approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cohoes or upon its organization the Holding Company.

         (c) To the best knowledge of Cohoes, except for (i) the filing of applications and notices with and the approvals of the OTS, (ii) the filing of applications with and the approvals of the FDIC, (iii) the filing of applications with the Department and the approvals of the Superintendent, (iv) the filing and effectiveness of the Form S-1 with the Commission, (v) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of Holding Company Common Stock in connection with the Merger and the Conversion, (vi) the approval of the Conversion by the requisite vote of the Depositors of Cohoes, (vii) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL in connection with the Merger, (viii) review of the Merger by the DOJ under federal antitrust laws, and (ix) the filing of Articles of Combination with the OTS in connection with the Bank Merger, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Cohoes or the Holding Company in connection with the (x) execution and delivery by Cohoes of this Agreement, the execution and delivery by the Holding Company of an instrument of accession to this Agreement pursuant to Section 5.13 hereof and the consummation by Cohoes and the Holding Company of the transactions contemplated hereby and (y) the execution and delivery by Cohoes of the Bank Merger Agreement and the consummation by Cohoes of the transactions contemplated thereby.

         (d) As of the date hereof, Cohoes is not aware of any reasons relating to Cohoes (including without limitation CRA compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement and the Bank Merger
Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by the Holding Company and Cohoes after the Effective Time of the business of each of SFS and the Bank as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which in the reasonable opinion of Cohoes could have a Material Adverse Effect on the Holding Company or Cohoes or materially impair the value of SFS and the Bank to the Holding Company and Cohoes, respectively.

4.6      Regulatory Reports

         Since January 1, 1995, Cohoes has duly filed with the FDIC and the Department the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Cohoes by the FDIC and the Department, Cohoes was not required to correct or change any action, procedure or proceeding which Cohoes believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on Cohoes.

4.7      Financial Statements

         (a) Cohoes has previously delivered or made available to SFS accurate and complete copies of the Cohoes Financial Statements, which are accompanied by the audit reports of Arthur Andersen, independent certified public accountants with respect to Cohoes. The Cohoes Financial Statements, as well as the Cohoes Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Cohoes as of the respective dates set forth therein, and the consolidated earnings, changes in retained income and cash flows of Cohoes for the respective periods or as of the respective dates set forth therein.

         (b) Each of the Cohoes Financial Statements and the Cohoes Financial Statements to be delivered pursuant to Section 5.8 hereof has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Cohoes have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Cohoes and the Cohoes Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Cohoes and the Cohoes Subsidiaries.

         (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated statement of condition of Cohoes as of June 30, 1997 (including related notes), (ii) of liabilities incurred since June 30, 1997 in the ordinary course of business and (iii) of liabilities in connection with consummation of the transaction contemplated by this Agreement, neither Cohoes nor any Cohoes Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of Cohoes on a consolidated basis.

4.8      Material Adverse Change

         Since March 31, 1998, (i) Cohoes and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with the Conversion and with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Cohoes.

4.9      Environmental Matters

         (a) To the best of Cohoes's knowledge, Cohoes and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on Cohoes. Neither Cohoes nor any of its Subsidiaries have received any communication alleging that Cohoes or any of is Subsidiaries is not in such compliance and, to the best knowledge of Cohoes, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) To the best of Cohoes's knowledge, none of the properties owned, leased or operated by Cohoes or any of its Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on Cohoes.

         (c) To the best of Cohoes's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Cohoes or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim Cohoes has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on Cohoes.

         (d) Except in the ordinary course of its loan underwriting activities, Cohoes has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Cohoes Subsidiary as of the date hereof.

4.10     Tax Matters

         (a) Cohoes and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither Cohoes nor any of its Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Cohoes and its Subsidiaries are complete and accurate in all material respects. Neither Cohoes nor any of its Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof. The federal and state income tax returns of Cohoes and its Subsidiaries have been audited by the applicable tax authorities for all periods ended through December 31, 1990 in the case of federal income tax returns and through December 31, 1996 in the case of state income tax returns (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Cohoes or any of its Subsidiaries as a result of such audits or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to Cohoes or any of its Subsidiaries to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of Cohoes' knowledge, threatened.

         (c) Neither Cohoes nor any of its Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Cohoes or any of its Subsidiaries (nor does Cohoes have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

4.11     Legal Proceedings

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Cohoes, that are unasserted or threatened against Cohoes or any of its Subsidiaries or against any asset, interest or right of Cohoes or any of its Subsidiaries, or against any officer, director, trustee or employee of them that in any such case, if decided adversely, would have a Material Adverse Effect on Cohoes. Cohoes is not a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on Cohoes.

4.12     Compliance with Laws

         (a) Cohoes and each of its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on Cohoes; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Cohoes, no suspension or cancellation of any of the same is threatened.

         (b) Neither Cohoes nor any of its Subsidiaries is in violation of its Charter or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on Cohoes; and neither Cohoes nor any of its Subsidiaries has received any notice or communication from any federal, state or local governmental authority asserting that Cohoes or any of its Subsidiaries is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on Cohoes. Neither Cohoes nor any of its Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings banks, savings associations or holding companies thereof, as applicable, issued by governmental authorities), and neither Cohoes nor any of its Subsidiaries have received any written communication requesting that it enter into any of the foregoing.

4.13     Certain Information

         None of the information relating to Cohoes or the Holding Company supplied by them and to be included in (i) the Form S-1, including the Prospectus, will, at the time the Form S-1 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Application for Conversion, at the time the Application for Conversion and any amendment thereto is approved by the FDIC under the FDIA and the regulations of the FDIC thereunder and by the Department under the NYBL and the regulations of the Department thereunder, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(iii) the Proxy Statements, as of the date or dates such Proxy Statements are mailed to shareholders of SFS and Depositors of Cohoes and up to and including the date or dates of the meetings of shareholders and Depositors to which such Proxy Statements relate, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

4.14     Employee Benefit Plans

         (a) Cohoes has Previously Disclosed all qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Cohoes or any of its Subsidiaries (the "Cohoes Employee Plans"), whether written or oral.

         (b) None of Cohoes, any of its Subsidiaries, any Cohoes Employee Plan constituting an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Cohoes Pension Plan") or to the best of Cohoes's knowledge, any fiduciary of a Cohoes Pension Plan has incurred any material liability to the PBGC or the IRS with respect to any such Cohoes Pension Plan. To the best of Cohoes's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any Cohoes Pension Plan.

         (c) Neither Cohoes nor any of its Subsidiaries participate in and have not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) A favorable determination letter has been issued by the IRS with respect to each Cohoes Pension Plan which is intended to qualify under Section 401 of the Code to the effect that the Cohoes Pension Plan is qualified under
Section 401 of the Code and the trust associated with such Cohoes Pension Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Cohoes's knowledge, is threatened to be revoked and Cohoes does not know of any ground on which such revocation may be based. Neither Cohoes nor any of its Subsidiaries have any liability under any such Cohoes Pension Plan that is not reflected on the statement of condition of Cohoes at June 30, 1997 or the notes thereto included in the Cohoes Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) To the best of Cohoes's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Cohoes Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on Cohoes.

         (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Cohoes Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Cohoes Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Cohoes Pension Plan.

         (g) To the best of Cohoes's knowledge, the Cohoes Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, to the best knowledge of Cohoes, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Cohoes Employee Plans or any trust related thereto or any fiduciary thereof.

4.15     Certain Contracts

         (a) Neither Cohoes nor any of its Subsidiaries is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or understanding to which Cohoes or any of its Subsidiaries is a party or by which any of the same is bound which limits the freedom of Cohoes or any of its Subsidiaries to compete in any line of business or with any person, (ii) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any of regulatory order or decree with or by the OTS, the FDIC, the Department or any other regulatory agency, or (iii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Annual Report on Form 10-K under the Exchange Act (assuming Cohoes was required to file such reports under the Exchange Act).

         (b) Neither Cohoes nor any of its Subsidiaries is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on Cohoes, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.16     Brokers and Finders

         None of Cohoes, any of its Subsidiaries, the Holding Company, nor any of their respective directors, trustees, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.17     Insurance

         Cohoes and each of its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

4.18     Properties

         All real and personal property owned by Cohoes or any of its Subsidiaries or presently used by them in their business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on their respective business in the ordinary course of business consistent with its past practices. Cohoes has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its properties and assets, real and personal, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are de minimis in character, amount or extent and (iv) as reflected on the statement of condition of Cohoes as of March 31, 1998 included in the Cohoes Financial Statements. All real and personal property which is material to Cohoes's business on a consolidated basis and leased or licensed by Cohoes or any of its Subsidiaries is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. All improved real property owned by Cohoes or its Subsidiaries is in compliance with all applicable zoning laws.

4.19     Labor

         No work stoppage involving Cohoes or any of its Subsidiaries is pending or, to the best knowledge of Cohoes, threatened. Neither Cohoes nor any of its Subsidiaries is involved in or to the best knowledge of Cohoes threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees which could have a Material Adverse Effect on Cohoes. Employees of Cohoes and its Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Cohoes's knowledge, there have been no efforts to unionize or organize any employees of Cohoes or any of its Subsidiaries during the past five years.

4.20     Ownership of SFS Common Stock

         As of the date hereof, neither Cohoes nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange
Act), (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of SFS Common Stock which in the aggregate represent 5% or more of the outstanding shares of SFS Common Stock (other than shares held in a fiduciary capacity and beneficially owned by third parties or shares taken in consideration of debts previously contracted).

4.21     Allowance for Losses on Loans

         The allowance for losses on loans reflected on Cohoes's consolidated statements of condition included in the March 31, 1998 Cohoes Financial Statements is, or will be in the case of subsequently delivered Cohoes Financial Statements, as the case may be, in the opinion of Cohoes management adequate in all material respects as of their respective dates under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of condition included in the March 31, 1998 Cohoes Financial Statements is, or will be in the case of subsequently delivered Cohoes Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by GAAP.

4.22     Accounting for the Merger; Reorganization.

         As of the date hereof, after reviewing the terms of this Agreement, the stock repurchases by SFS, and the employee benefit plans of SFS, the Bank and Cohoes with Cohoes's independent auditors, and assuming compliance by SFS and Cohoes with the requirements of Section 5.15 hereof, Cohoes does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP, or (ii) as a reorganization under
Section 368(a) of the Code. As of the date hereof, neither Cohoes nor any Cohoes Subsidiary owns any shares of SFS Common Stock.

4.23     No Approval of the Holding Company's Shareholders Currently Required.

         Based upon current laws and regulations to be applicable to the Holding Company upon its formation, including the rules, regulations and policies of the NASD, as of the date of this Agreement, neither approval of this Agreement by the shareholders of the Holding Company nor approval of the transactions contemplated hereby by the shareholders of the Holding Company will be required upon consummation of the Conversion.

4.24     Adoption of the Plan of Conversion

         The Board of Trustees of Cohoes validly adopted the Plan of Conversion on May 21, 1998. The Board of Directors of the Holding Company shall duly approve the Plan of Conversion prior to the filing of the Form S-1.

4.25     Disclosures

         None of the representations and warranties of Cohoes or any of the written information or documents furnished or to be furnished by Cohoes to SFS in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                    ARTICLE V
                                    COVENANTS

5.1      Reasonable Best Efforts

         Subject to the terms and conditions of this Agreement, each of SFS and Cohoes (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable consummation of the Conversion and the Merger as promptly as reasonably practicable, it being the intention of the parties that the Merger be consummated simultaneously with the consummation of the Conversion, and that the Bank Merger be consummated following the Effective Time in accordance with
Section 5.12 hereof, and (ii) shall cooperate fully with each other to that end. SFS shall use its reasonable best efforts in good faith to cause the holders of more than 5% of the SFS Common Stock to execute and deliver representation letters as may be requested by Arthur Andersen in connection with the delivery of its opinion pursuant to Section 6.1(f) hereof. SFS shall use its reasonable best efforts in good faith to cause the Federal Stock Charter of the Bank to be amended to delete Section 8A thereof prior to the Effective Time.

5.2      Shareholder and Member Meetings

         (a) SFS shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of SFS will recommend that the shareholders of SFS approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of SFS may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

         (b) Cohoes shall take all action necessary to properly call and convene a meeting of its Depositors as soon as practicable to consider and vote upon the Plan of Conversion and the transactions contemplated thereby. The Board of Trustees of Cohoes will recommend that the Depositors of Cohoes approve the Plan of Conversion and the transactions contemplated thereby.

5.3      Regulatory Matters

         (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Form S-1, the Prospectus and the Proxy Statements relating to the meetings of shareholders of SFS and the Depositors of Cohoes to be held pursuant to Section 5.2 of this Agreement (the "SFS Proxy Statement" and the "Cohoes Proxy Statement," respectively) under the Securities Act and the Exchange Act, as applicable. Each of the Holding Company, Cohoes and SFS shall use its reasonable best efforts to have the Form S-1 filed with the Commission within 60 days from the date hereof, and to have an amendment to the Form S-1 filed with the Commission within

15 days from receiving any comments of the Commission staff on the Form S-1 and to have the Form S-1 declared effective under the Securities Act and the SFS Proxy Statement approved for mailing in definitive form under the Exchange Act as promptly as practicable after such filings and the receipt of conditional approval of the Application for Conversion by the FDIC and the Department, and thereafter SFS shall promptly mail to its shareholders the SFS Proxy Statement and Prospectus and Cohoes shall promptly mail to its Depositors the Cohoes Proxy Statement and the Prospectus. The Holding Company also shall use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of Holding Company Common Stock in connection with the Merger and the Conversion. SFS shall furnish all information concerning SFS and the holders of SFS Common Stock as may be reasonably requested in connection with any of the foregoing actions.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Conversion, the Merger and the Bank Merger). Cohoes and SFS shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (c) Cohoes and SFS shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors and officers, the shareholders of SFS and such other matters as may be reasonably necessary or advisable in connection with the Form S-1 or any other statement, filing, notice or application made by or on behalf of Cohoes, the Holding Company, SFS or the Bank to any Governmental Entity in connection with the Conversion, the Merger, the Bank Merger and the other transactions contemplated hereby.

         (d) Cohoes and SFS shall promptly furnish each other with copies of written communications received by Cohoes or SFS, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

         (e) Cohoes agrees to use its best efforts to consummate the transactions contemplated by the Plan of Conversion so that the Conversion can be consummated simultaneously with or immediately prior to the consummation of the Merger, and to consult with SFS regarding any proposed amendments to the Plan of Conversion.

5.4      Investigation and Confidentiality

         (a) Each party shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5      Press Releases

         Cohoes and SFS shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6      Business of the Parties

         (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Cohoes, SFS and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, SFS also will use all reasonable efforts to (x) preserve its business organization and that of the Bank intact, (y) keep available to itself and Cohoes the present services of the employees of SFS and the Bank and (z) preserve for itself and Cohoes the goodwill of the customers of SFS and the Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of Cohoes or as expressly contemplated hereby, between the date hereof and the Effective Time, SFS shall not, and shall cause each SFS Subsidiary not to:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of SFS Common Stock, except for regular quarterly cash dividends at a rate per share of SFS Common Stock not in excess of $.08 per share and except, in the event the Effective Time occurs more than 45 days after the commencement of any calendar quarter but prior to the normal dividend payment date for such calendar quarter, a pro rata cash dividend based on SFS's normal quarterly cash dividend rate; provided, however, that nothing contained herein shall be deemed to affect the ability of a Subsidiary to pay dividends on its capital stock to SFS;

                  (ii) issue any shares of its capital stock, other than upon exercise of SFS Options referred to in Section 3.1 hereof or upon the reissuance of shares pursuant to Section 5.15(b)(i) hereof, or issue, grant, modify or authorize any Rights; purchase any shares of SFS Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (iii) amend its Certificate of Incorporation, Bylaws or similar organizational documents, other than as contemplated by Section
         5.1 hereof; impose, or suffer the imposition, on any share of stock or other ownership interest held by SFS in a Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

                  (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to Previously Disclosed commitments existing on the date hereof, (ii) as may be required by law, (iii) merit increases in accordance with past practices, normal cost-of-living increases and normal increases related to promotions or increased job responsibilities and (iv) that immediately prior to the Effective Time, SFS may pay bonuses under the SFS Incentive Plan in amounts as provided under such plan, provided that if the Effective Time is prior to December

         31, 1998, then the amount for 1998 shall be pro rated for the period from January 1, 1998 to the Effective Time;

                  (v) enter into or, except as may be required by law and for amendments contemplated by Sections 5.11 or 5.15 hereof, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any SFS Defined Benefit Plan or the SFS ESOP (other than as required by law or regulation or in a manner and amount consistent with past practices);

                  (vi) enter into (w) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by SFS or a Subsidiary or guarantee by SFS or any SFS Subsidiary of any such obligation, except in the case of the Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that SFS and the Bank may employ an employee or consultant in the ordinary course of business if the employment of such employee or consultant is terminable by SFS or the Bank at will without liability, other than as required by law; and provided that the term of the employment agreements and change in control severance agreements existing as of the date hereof (other than the employment agreement with Mr.
         Giaquinto) may be extended for an additional one year as of the anniversary date of such agreements in accordance with the provisions thereof; or (z) any contract, agreement or understanding with a labor union;

                  (vii) change its method of accounting in effect for the year ended December 31, 1997, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

                  (viii) make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair; or enter into any new lease of real property or any new lease of personal property providing for annual payments exceeding $10,000;

                  (ix) file any applications or make any contract with respect to branching or site location or relocation;

                  (x) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, except for investments in marketable equity securities in the ordinary course of business and not exceeding 5% of the outstanding shares of any class;

                  (xi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xii) except as necessitated in the reasonable opinion of SFS due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

                  (xiii) take any action that would prevent or impede the Merger or the Conversion from qualifying as a reorganization within the meaning of Section 368 of the Code or from being accounted for as a pooling-of-interests under GAAP;

                  (xiv) except as necessitated in the reasonable opinion of SFS due to changes in interest rates, and in accordance with safe and sound banking practices, enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xv) take any action that would result in any of the representations and warranties of SFS contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.3 hereof not to be satisfied; or

                  (xvi)    agree to do any of the foregoing.

         (b) During the period from the date of this Agreement and continuing until the Effective Time, except with the prior written consent of SFS or as expressly contemplated hereby, Cohoes and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During the period between the date hereof and the Effective Time, Cohoes will use all reasonable efforts to (x) preserve its business organization intact, and
(y) preserve for itself and SFS the goodwill of the customers of Cohoes and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of SFS or as expressly contemplated hereby, between the date hereof and the Effective Time, Cohoes shall not, and shall cause each Cohoes Subsidiary not to:

                  (i) take any action that would prevent or impede the Merger or the Conversion from qualifying as a reorganization within the meaning of Section 368 of the Code or from being accounted for as a pooling-of-interests under GAAP;

                  (ii) take any action that would result in any of the representations and warranties of Cohoes contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.2 hereof not to be satisfied; or

                  (iii)    agree to do any of the foregoing.

5.7      Certain Actions

         SFS shall not, and shall cause each SFS Subsidiary not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, purchase of all or a substantial portion of the assets of, or any equity interest in, SFS or a Subsidiary (other than with Cohoes or an affiliate thereof), provided, however, that the Board of Directors of SFS may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same may cause the members of such Board of Directors to breach their fiduciary duties under applicable law. SFS will promptly inform Cohoes orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.7.

5.8      Current Information

         During the period from the date of this Agreement to the Effective Time, each of Cohoes and SFS shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the quarter ending December 31, 1998), SFS will deliver to Cohoes its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after December 31, 1998, SFS will deliver to Cohoes its Annual Report on Form 10-K for 1998. As soon as reasonably available, but in no event more than 90 days after June 30, 1998, Cohoes will deliver to SFS audited statements of condition (including related notes and schedules, if any) of Cohoes as of June 30, 1998 and 1997 and statements of income, changes in net worth and cash flows (including related notes and schedules, if any) of Cohoes for each of the years in the three-year period ended June 30, 1998. Cohoes also will deliver to SFS each call report filed by Cohoes with the FDIC concurrently with the filing of such call report. Within 25 days after the end of each month, SFS and Cohoes will deliver to the other party an unaudited consolidated statement of condition and an unaudited consolidated statement of income, without related notes, for such month prepared in accordance with GAAP.

5.9      Indemnification; Insurance

         (a) From and after the Effective Time through the sixth anniversary of the Effective Time, the Holding Company (the "Indemnifying Party") shall provide indemnification to any present or former director, officer or employee of SFS and each SFS Subsidiary, in each case determined as of the Effective Time (the "Indemnified Parties"), with respect to any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether, civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, if first asserted or claimed prior to the date hereof and Previously Disclosed, if first asserted or claimed between the date hereof and the Effective Time and disclosed pursuant to Section 5.17 hereof or if first asserted or claimed after the Effective Time, to the fullest extent, if any, that such Indemnified Party would have been entitled to indemnification by SFS or any SFS Subsidiary under the Certificate of Incorporation, Charter or Bylaws of SFS or any SFS Subsidiary as Previously Disclosed, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim, and provided, further, that nothing contained herein shall extend or be deemed a waiver of any applicable statute of limitations in respect of any claim or claim for indemnification. Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties in the Certificate of Incorporation, Charter or Bylaws of SFS or any SFS Subsidiary, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect.

         (b) Any  Indemnified  Party  wishing  to  claim  indemnification  under
Section 5.9(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest) in accordance with the obligations set forth in
Section 5.9(a) hereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event a federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (c) The Holding Company shall maintain SFS's existing directors' and officers' liability insurance policy (or purchase an insurance policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by SFS and SFS Subsidiaries for a period of six years following the Effective Time, provided, however, that in no event shall the Holding Company be required to expend on an annual basis more than 125% of the amount paid by SFS and SFS Subsidiaries on an annual basis as of the date hereof for such insurance coverage (the "Insurance Amount") to maintain or procure such insurance coverage, and further provided that if the Holding Company is unable to maintain or obtain the insurance called for hereby, the Holding Company shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount. At the request of the Holding Company, SFS shall use reasonable efforts to procure the insurance coverage referred to in the preceding sentence prior to the Effective Time.

         (d) In the event that the Holding Company or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.10     Directors and Certain Officers

         Each of Cohoes and the Holding Company agrees to take all action necessary to appoint or elect, effective as of the Effective Time, Mr. Giaquinto as a director of the Holding Company and the Surviving Bank. At its next annual meeting of stockholders, the Holding Company will propose to its stockholders that Mr. Giaquinto be elected to the Board of Directors of the Holding Company for a three-year term. For as long as he is willing to serve, the Holding Company will cause Mr. Giaquinto to remain a director of the Bank for at least three years after the Effective Time. Mr. Giaquinto shall not be entitled to any new awards under any stock option or restricted stock plan of the Holding Company, other than pursuant to Sections 2.3(d) and 2.7 hereof. The remaining directors of SFS as of the Effective Time and each person Previously Disclosed on Disclosure Schedule 5.10 shall be eligible to serve on an advisory board of the Holding Company for a three-year term (four years, with respect to the participation of David J. Jurczynski). Service on the advisory board will cease immediately for any member who becomes employed or affiliated with any financial institution competing with Cohoes at an office within Albany, Saratoga, Rensselaer or Schenectady County, New York. The advisory board will meet four times per year and members of the advisory board will be compensated at a rate of $250 per meeting attended.

5.11     Employees and Employee Benefit Plans

         (a) It is the intention of Cohoes that within a reasonable period of time following the Effective Time (a) it will provide former full time employees of SFS or the Bank who remain employed by Cohoes following the Effective Time with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of Cohoes, (b) any such employees will receive credit for years of service with SFS or any of its Subsidiaries prior to the Effective Time for the purpose of eligibility and vesting (but not for the purpose of accrual of benefits or allocation of employer contributions) and (c) Cohoes shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under any SFS Employee Plan) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents.

         (b) To the extent that the Holding Company or a Holding Company Subsidiary terminates the employment of any SFS or Bank employee (other than those employees who receive payments pursuant to Section 5.11(d) hereof), other than for Cause, within six months following the Effective Time, the Holding Company shall, or shall cause a Holding Company Subsidiary to, provide severance benefits in a cash amount equal to such employee's regular salary for a one-week period (as in effect immediately prior to the Effective Time) multiplied by the total number of whole years of such employee's employment (up to a maximum of eight years) at SFS, the Bank and any other SFS Subsidiary and Cohoes, provided, however that in no event shall the Holding Company or a Holding Company Subsidiary have any obligation to provide severance benefits to any SFS or Bank employee whose termination of employment occurs due to resignation or discharge for Cause or who is entitled to severance benefits or the equivalent thereof under the terms of the Bank Officer Severance Compensation Plan or an individual contract with SFS or the Bank.

         (c) The Holding Company and Cohoes agree to honor each of the employment agreements, change in control severance agreements, SFS Change in Control Benefit Plan, Bank Officer Severance Compensation Plan and Bank SERP listed on Disclosure Schedule 5.11(d) hereto, provided that the Holding Company and Cohoes shall be obligated for only such payments and benefits thereunder as are set forth on Disclosure Schedule 5.11(d), subject in all respects to the assumptions and qualifications set forth on such Schedule. In each case, the payment of benefits shall be subject to the receipt by the Holding Company from such executive of an acknowledgment and a release described in Section 5.11(e) below relating to his agreements and benefits. The Holding Company and Cohoes agree that the Merger shall constitute a "Change in Control" and that the Effective Time shall be the "Date of Termination" as such terms are defined in the employment agreements and change in control severance agreements. In addition, the parties agree to cooperate in amending the SFS SERP prior to the Effective Time in order to establish a rabbi trust, with it being understood that such trust shall not result in any increase in the amount of benefits payable under the SFS SERP.

         (d) In the sole discretion of the Holding Company or a Holding Company Subsidiary, as applicable, payments made by it in full and complete satisfaction of obligations of SFS or the Bank under any SFS Employee Plan or under any agreement referred to in Disclosure Schedule 5.11(d) hereto shall be subject to the recipient's delivery to the Holding Company or a Holding Company Subsidiary, as applicable, of (i) a written acknowledgment signed by such recipient that the payment or payments and benefits to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of SFS, the Bank, the Holding Company or any Holding Company Subsidiary, and each of their respective affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular SFS Employee Plan or agreement, as applicable.

         (e) Neither the Holding Company nor any Holding Company Subsidiary shall become a party to the SFS ESOP within the meaning of Section 13.2 of the SFS ESOP. The current administrator of the SFS ESOP, or another administrator selected by SFS, shall continue to administer the SFS ESOP subsequent to the Effective Time, and the current Trustee of the SFS ESOP, or such other trustee(s) selected by SFS or the administrators, shall continue to be the Trustee subsequent to the Effective Time. The Trustee shall make payments to the persons entitled thereto in accordance with the terms of the SFS ESOP. The Holding Company and Cohoes agree not to amend the SFS ESOP subsequent to the Effective Time in any manner that would (i) alter or delay the automatic termination provisions of the SFS ESOP, (ii) change the payment provisions triggered by an automatic termination of the SFS ESOP, or (iii) change or expand the class of persons entitled to receive benefits under the SFS ESOP.

         (f) The Bank 401(k) shall be terminated at or prior to the Effective Time in accordance with applicable law and in a manner that will not result in the imposition of any liability or responsibility upon the Holding Company or any of its Subsidiaries and will not impede the Merger from qualifying for "pooling of interests" accounting treatment or the delivery of the Pooling Letters.

         (g) The SFS Defined Benefit Plan shall be amended to provide for a lump sum payment option and shall be terminated at or prior to the Effective Time in accordance with applicable law and in a manner that will not result in the imposition of any liability or responsibility upon the Holding Company or any of its Subsidiaries and will not impede the Merger from qualifying for "pooling of interests" accounting treatment or the delivery of the Pooling Letters.

5.12     Bank Merger

         Cohoes, the Holding Company and SFS shall take, and SFS shall cause the Bank to take, all necessary and appropriate actions, including causing the Bank and Cohoes to enter into a merger agreement (the "Bank Merger Agreement"), to cause the Bank to merge with and into Cohoes (the "Bank Merger") immediately after the Effective Time, or at such other time thereafter as may be determined by the Holding Company and Cohoes in their sole discretion, in accordance with the requirements of all applicable laws of the United States and the State of New York and regulations of the OTS and the Department thereunder. Cohoes shall be the surviving corporation in the Bank Merger (the "Surviving Bank"), and shall continue its corporate existence under the laws of the State of New York as a wholly-owned subsidiary of the Holding Company. The name of the Surviving Bank shall be determined by the Board of Directors of Cohoes. The directors and executive officers of the Surviving Bank upon consummation of the Bank Merger shall be the directors and executive officers of Cohoes immediately prior to the consummation of the Bank Merger, except as provided in Section 5.10 of this Agreement. Upon consummation of the Bank Merger, the separate corporate existence of the Bank shall cease.

5.13     Organization of the Holding Company

         Prior to the filing of the Form S-1, Cohoes shall cause the Holding Company to be organized under the DGCL. Following the organization of the Holding Company and prior to the filing of the Form S-1, the Board of Directors of the Holding Company shall approve this Agreement and the transactions contemplated hereby, and Cohoes shall cause the Holding Company to execute and deliver an appropriate instrument of accession to this Agreement, whereupon the Holding Company shall become a party to, and be bound by, this Agreement.

5.14     Agreements

         (a) SFS shall use its reasonable best efforts to cause each person who is an SFS Affiliate to execute and deliver to the Holding Company within 60 days of the date hereof a Shareholder Agreement in the form of Exhibit A-1 hereto.

         (b) Cohoes shall use its reasonable best efforts to cause each person who is an Cohoes Affiliate to execute and deliver to SFS within 60 days of the date hereof a Shareholder Agreement in the form of Exhibit A-2 hereof.

         (c) As a condition to Cohoes and the Holding Company entering into this Agreement, Mr. Giaquinto shall have executed and delivered to Cohoes as of the date hereof a Non-Competition Agreement in the form of Exhibit B hereto.

5.15     Pooling Treatment

         (a) None of Cohoes, Holding Company, SFS or Bank will knowingly take any action that would prevent or impede the Merger from qualifying for "pooling of interests" accounting treatment or the delivery of the Pooling Letters.

         (b) To enable the Holding Company Merger to qualify for "pooling of interests" accounting treatment and the delivery of the Pooling Letters, SFS and the Bank will use their best efforts to take such action (including entering into such amendments to agreements under the SFS Option Plan and SFS Restricted Stock Plan) as is necessary to

                  (i) after the stockholder and Depositor approvals contemplated by Section 5.2 hereof and the regulatory approvals contemplated by Sections 6.1(b) and (d) hereof have been obtained (or such earlier time as SFS shall agree) and prior to the Effective Time, SFS shall offer and sell for fair value to individuals or entities unaffiliated with SFS and Cohoes such number of shares of treasury stock held by SFS as shall be sufficient in the opinion of Arthur Andersen and KPMG to permit them to issue the Pooling Letters (the "SFS Stock Issuance"). SFS and Cohoes shall cooperate with each other in connection with the SFS Stock Issuance (including, without limitation, consulting with each other regarding the retention of an underwriter and the fees to be paid to such underwriter) and shall enter into such placement or underwriting agreements as may be necessary or advisable in connection therewith;

                  (ii) as promptly as practicable after the date hereof, waive features of SFS Options that allow such options to be converted into cash; and

                  (iii) as promptly as practicable after the date hereof, provide evidence that no vesting of the SFS Options or SFS Restricted Stock would be accelerated due to the Merger.

         (c) Each of SFS and the Bank shall deliver to KPMG such certificates or representations as KPMG may reasonably request to enable it to deliver the KPMG Pooling Letter.

         (d) Each of Cohoes and the Holding Company shall deliver to Arthur Andersen such certificates or representations as Arthur Andersen may reasonably request to enable it to deliver the Arthur Andersen Pooling Letter.

5.16     Integration of Policies

         During the period from the date of this Agreement to the Effective Time, SFS and the Bank shall, and shall cause their directors, officers and employees to, and shall make all reasonable efforts to cause their respective data processing service providers to, cooperate and assist Cohoes in connection with an electronic and systematic conversion of all applicable data regarding SFS to Cohoes's system of electronic data processing. In furtherance of the foregoing, SFS shall make reasonable arrangements during normal business hours to permit representatives of Cohoes to train SFS and Bank employees in Cohoes' system of electronic data processing.

5.17     Disclosure Supplements

         From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.18     Failure to Fulfill Conditions

         In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each party will promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger, the Conversion or any of the other transactions contemplated hereby by any Governmental Entity or third party or which would otherwise prevent or materially delay consummation of such transactions.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions Precedent - Cohoes and SFS

         The respective obligations of Cohoes and SFS to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

         (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger and the other transactions contemplated hereby shall have been duly and validly taken by Cohoes, the Holding Company, and SFS, including without limitation adoption of this Agreement by the requisite vote of the shareholders of SFS.

         (b) All approvals and consents from any Governmental Entity the approval or consent of which is required for the consummation of the Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired; and Cohoes, the Holding Company, SFS and the Bank shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger and the other transactions contemplated hereby and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Cohoes that had such condition or requirement been known, Cohoes, in its reasonable judgment, would not have entered into this Agreement.

         (c) None of Cohoes, the Holding Company, SFS or the Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or the other transactions contemplated hereby.

         (d) The Form S-1 shall have become effective under the Securities Act, and Cohoes shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Holding Company Common Stock in connection with the Merger, and neither the Form S-1 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

         (e) The shares of Holding Company Common Stock to be issued in connection with the Merger and the Conversion shall have been approved for listing on The Nasdaq Stock Market's National Market.

         (f) Cohoes and SFS shall have received the written opinion of Arthur Andersen to the effect that (i) for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;
(ii) no gain or loss will be recognized by the shareholders of SFS who receive Holding Company Common Stock in exchange for their SFS Common Stock in the Merger; (iii) the tax basis of a shareholder in the Holding Company Common Stock received in the Merger in exchange for his or her SFS Common Stock will be the same as the tax basis of SFS Common Stock surrendered in exchange therefor; and
(iv) the holding period of the shares of Holding Company Common Stock received in the Merger will include the holding period of the shares of SFS Common Stock surrendered therefor, provided that such SFS Common Stock was held as a capital asset by such shareholder. Each such opinion shall be based on such written representations from Cohoes, SFS and others as such independent public accountants shall reasonably request as to factual matters.

         (g) The Conversion shall have been consummated in accordance with the Plan of Conversion and applicable laws and regulations.

         (h) The Federal Stock Charter of the Bank shall have been amended to delete Section 8A thereof.

6.2      Conditions Precedent - SFS

         The obligations of SFS to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by SFS pursuant to Section 7.4 hereof.

         (a) The representations and warranties of Cohoes set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date. Notwithstanding the preceding sentence, except for the representations and warranties contained in
Section 4.13, any inaccuracies in the representations and warranties of Cohoes shall not prevent the satisfaction of the condition contained in this Section 6.2(a) unless the cumulative effect of all such inaccuracies, taken in the aggregate, represent a Material Adverse Effect on Cohoes. In applying the preceding sentence, the determination of whether a representation and warranty of Cohoes is inaccurate shall be made without regard to any language in Article IV which would otherwise qualify such representation and warranty individually by reference to materiality or a Material Adverse Effect.

         (b) Cohoes shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

         (c) Cohoes shall have delivered to SFS a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

         (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

         (e) Cohoes shall have furnished SFS with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Cohoes as SFS may reasonably request.

         (f) SFS shall have received a letter from KPMG, SFS's independent certified public accountants, dated as of the Effective Time, to the effect that, based on its review of this Agreement and the facts and circumstances then known to it, the Merger shall be accounted for as a pooling-of-interests under GAAP (the "KPMG Pooling Letter").

6.3      Conditions Precedent - Cohoes

         The obligations of Cohoes to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Cohoes pursuant to Section 7.4 hereof.

         (a) The representations and warranties of SFS set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date. Notwithstanding the preceding sentence, except for the representations and warranties contained in the second and fourth sentences of Section 3.1 and in Section 3.13, any inaccuracies in the representations and warranties of SFS shall not prevent the satisfaction of the condition contained in this Section 6.3(a) unless the cumulative effect of all such inaccuracies, taken in the aggregate, represent a Material Adverse Effect on SFS. In applying the preceding sentence, the determination of whether a representation and warranty of SFS is inaccurate shall be made without regard to any language in Article III which would otherwise qualify such representation and warranty individually by reference to materiality or a Material Adverse Effect.

         (b) SFS shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

         (c) SFS shall have delivered to Cohoes a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

         (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

         (e) SFS shall have furnished Cohoes with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to SFS as Cohoes may reasonably request.

         (f) The Holding Company shall have received a letter from Arthur Andersen, the Holding Company's independent certified public accountants, dated as of the Effective Time, to the effect that, based on its review of this Agreement and the facts and circumstances then known to it, the Merger shall be accounted for as a pooling-of-interests under GAAP (the "Arthur Andersen Pooling Letter," together with the KPMG Pooling Letter, the "Pooling Letters").

         (g) Elias, Matz, Tiernan & Herrick, L.L.P. shall have delivered to Charles Webb & Company, in its capacity as underwriter of Holding Company Common Stock, an opinion with respect to such matters as Charles Webb & Company shall reasonably require, subject to customary caveats, qualifications and limitations.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1      Termination

         This Agreement may be terminated:

         (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

         (b) at any time on or prior to the Effective Time, by Cohoes in writing if SFS has, or by SFS in writing if Cohoes has, in any material respect, breached any material covenant or undertaking contained herein or any representation or warranty contained herein, in any case if such breach would have a Material Adverse Effect on the party and has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

         (c) at any time, by either Cohoes or SFS in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Merger, the Conversion or the other transactions contemplated hereby is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 25- day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the Merger, the Conversion or the other transactions contemplated by this Agreement;

         (d) at any time, by either Cohoes or SFS in writing, if (i) the shareholders of SFS do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof) or (ii) the Depositors of Cohoes do not approve the Plan of Conversion after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof), unless in either case the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

         (e) by either Cohoes or SFS in writing if the Effective Time has not occurred by the close of business on March 31, 1999 (provided that this right to terminate shall not be available to Cohoes until April 15, 1999 if as of March 31, 1999 all of the conditions precedent set forth in Article VI have been satisfied or waived other than the condition precedent set forth in Section 6.1(b) that all statutory waiting periods shall have expired), provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date; and

         (f) by Cohoes in the event of a Purchase  Event (as  defined in Section
8.1 hereof).

         For purposes of this Section 7.1, termination by Cohoes also shall be deemed to be termination on behalf of the Holding Company.

7.2      Effect of Termination

         In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 5.4(b) and expenses and the termination fees set forth in Section 8.1, and this Section 7.2, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b),
(c), (d) or (e) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3      Survival of Representations, Warranties and Covenants

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Holding Company, Cohoes or SFS (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Holding Company, Cohoes or SFS.

7.4      Waiver

         Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of SFS) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of SFS have approved this Agreement shall not modify either the amount or form of the consideration to be provided hereby to the holders of SFS Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5      Amendment or Supplement

         This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of their respective Board of Directors and Board of Trustees.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Expenses; Termination Fees

         (a) Subject to Section 8.1(b), each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Cohoes nor SFS shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         (b) Except as provided below, if this Agreement is terminated for any reason, Cohoes shall pay to SFS within five days after such termination in immediately available funds, the sum of $2,000,000 as an agreed-upon break up fee; provided, however, that such break up fee shall not be payable by Cohoes to SFS if any of the following shall occur: (i) this Agreement is properly terminated by Cohoes pursuant to Section 7.1(b) or (f); (ii) this Agreement is properly terminated by Cohoes or SFS pursuant to Section 7.1(c), (d)(ii) or (e);
(iii) SFS refuses to convene its shareholders' meeting to vote on this Agreement or such shareholders' meeting is held and SFS shareholders do not approve this Agreement by the required vote; (iv) this Agreement is terminated because the closing condition set forth in Section 6.3(c) or (d) cannot be satisfied; or (v) SFS exercises a right of termination prior to March 31, 1999. If this Agreement is properly terminated by Cohoes or SFS pursuant to Section 7.1(d)(ii) or (e), Cohoes shall pay to SFS within five days after such termination in immediately available funds, the reasonable and verifiable expenses incurred by SFS in connection with this Agreement. If either (i) this Agreement is properly terminated by Cohoes or SFS pursuant to Section 7.1(c), or (ii) all of the conditions precedent set forth in Article VI have been satisfied or waived other than the conditions precedent set forth in Sections 6.2(f) and 6.3(f), and this Agreement is properly terminated as a result of the failure of the conditions precedent set forth in Sections 6.2(f) and 6.3(f) to be satisfied or waived because of an action or omission by the Holding Company, Cohoes or a Cohoes Affiliate, Cohoes shall pay to SFS within five days after such termination in immediately available funds, the sum of $1,000,000 as an agreed-upon break-up fee.

         (c) SFS shall pay Cohoes, and Cohoes shall be entitled to payment of, a fee (the "Fee") upon the occurrence of a Purchase Event (as defined herein) so long as the Purchase Event occurs prior to a Fee Termination Event (as defined herein). Such payment shall be made to Cohoes in immediately available funds within five business days after the occurrence of a Purchase Event. The Fee shall be equal to $2,000,000. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Time, (ii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Purchase Event (other than a termination of this Agreement by Cohoes pursuant to Section 7.1(b) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of SFS or the Bank or pursuant to Section 7.1(f) as a result of a Purchase Event) or (iii) 12 months following a termination of this Agreement by Cohoes pursuant to Section 7.1(b) hereof unless a Purchase Event shall have occurred prior thereto.

         (d) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) SFS or the Bank, without having received Cohoes prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than Cohoes or any affiliate of Cohoes (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act) or the Board of Directors of SFS shall have recommended that the shareholders of SFS approve or accept any Acquisition Transaction with any person other than Cohoes or any affiliate of Cohoes. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving SFS or the Bank,
         (y) a purchase, lease or other acquisition of all or substantially all of the assets of SFS or the Bank, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of SFS or the Bank; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only SFS and/or any Subsidiary including the Bank; or

                  (ii) After a bona fide proposal is made by any person other than Cohoes or any affiliate of Cohoes to SFS or its shareholders to engage in an Acquisition Transaction, (A) SFS or the Bank shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Cohoes to terminate this Agreement or (B) the holders of SFS Common Stock shall not have approved this Agreement at the meeting of such shareholders held for the purpose of voting on this Agreement or (C) the meeting of the holders of SFS Common Stock to approve this Agreement shall not have been held or shall have been canceled prior to termination of this Agreement or (D) the Board of Directors of SFS shall have withdrawn or modified in a manner adverse to Cohoes the recommendation of the Board of Directors of SFS to the holders of SFS Common Stock with respect to this Agreement.

         If more than one of the transactions giving rise to a Purchase Event under this Section is undertaken or effected, then all such transactions shall give rise to only one Purchase Event.

         (e) SFS shall give written notice to Cohoes within 24 hours of the occurrence of a Purchase Event known to SFS; however, the giving of such notice by SFS shall not be a condition to the right of Cohoes to obtain the Fee.

8.2      Entire Agreement

         This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.9, 5.10 and
5.11 hereof.

8.3      No Assignment

         None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4      Notices

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to Cohoes:

              Cohoes Savings Bank
              75 Remsen Street
              Cohoes, New York 12047
              Attn:    Harry Robinson
                       President and Chief Executive Officer
              Fax:     (518) 233-6556

         With a required copy to:

              Silver, Freedman & Taff, L.L.P.
              1100 New York Avenue, N.W.
              Washington, DC  20005
              Attn:    Robert L. Freedman, P.C.
                       Christopher R. Kelly, P.C.

              Fax:     (202) 682-0354

         If to SFS:

              SFS Bancorp, Inc.
              251-263 State Street
              Schenectady, New York 12305
              Attn:    Joseph H. Giaquinto
                       President
              Fax:     (518) 395-2397

         With a required copy to:

              Elias, Matz, Tiernan & Herrick L.L.P.
              734 15th Street, N.W.
              Washington, DC  20005
              Attn:    Raymond A. Tiernan, Esq.
                       Gerald F. Heupel, Jr., Esq.
              Fax:     (202) 347-2172



8.5      Alternative Structure

         Notwithstanding any provision of this Agreement to the contrary, Cohoes may, with the written consent of SFS, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of SFS set forth herein, provided that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in Section 6.1(f) hereof, (ii) consideration to be paid to the holders of SFS Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of Cohoes set forth in Sections 6.1 and 6.3 hereof.

8.6      Interpretation

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7      Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                                  SFS BANCORP, INC.
Attest:



/s/ RICHARD D. AMMIAN                             By:    /s/ JOSEPH H. GIAQUINTO
---------------------                                    -----------------------
Richard D. Ammian                                        Joseph H. Giaquinto
Secretary                                                President


                                                  COHOES SAVINGS BANK

Attest:



/s/ RICHARD AHL                                   By:    /s/ HARRY ROBINSON
---------------                                          ------------------
Richard Ahl                                              Harry Robinson
Secretary                                                President

                           Disclosure Schedule 5.11(d)


           The payments and benefits to be provided to the officers of SFS set forth below are based upon various assumptions, including the following: (1) that the Effective Time is after December 17, 1998 but on or before December 31, 1998; and (2) that the monthly discount rate published by the IRS does not change between now and the Effective Time, although the parties acknowledge that it changes monthly.

Joseph H. Giaquinto

                  (i) A lump sum  payment  pursuant  to the first  paragraph  of
Section 7(g) of the Employment Agreement between SFS and Joseph H. Giaquinto dated December 17, 1997 (the "Giaquinto Agreement") due to events of involuntary termination (as defined therein), in the amount of $534,159.

                  (ii) Monthly payments to Giaquinto over the remaining term of the Giaquinto Agreement pursuant to Section 7(d) of the Giaquinto Agreement, which payments are currently estimated to aggregate $626,262, before being discounted for present value purposes.

                  (iii) A lump sum payment  pursuant to the second  paragraph of
Section 7(g) of the Giaquinto Agreement for a Gross Up Payment (as defined therein), which is currently estimated to equal $795,241 based on the above assumptions, provided that the parties acknowledge that the actual amount of the Gross Up Payment may vary from the estimated amount herein based upon factors arising after the date hereof.

                  (iv) At the cost of the Holding Company or a Holding Company Subsidiary, for Giaquinto and his spouse, for their respective lifetimes, continued group life insurance, hospitalization, medical, dental, prescription drug, and other health benefits coverage, at least equivalent to the coverage provided to them by SFS or the Bank on December 17, 1997 (and any acquiror of the Holding Company shall be required to honor such entitlement).

                  (v) The benefits due Giaquinto under the Bank SERP.

Richard D. Ammian

                  (i) The payments set forth in Section 7(d) of the Employment Agreement between Richard D. Ammian and the Bank dated December 13, 1995 (the "Ammian Agreement") due to an event of Involuntary Termination in connection with a change in control (as defined therein), in the amount of $177,918.

                  (ii) At the cost of the Holding Company or a Holding Company Subsidiary, such continued group life insurance and health benefits as are provided in the Ammian Agreement (and any acquiror of the Holding Company shall be required to honor such entitlement).

                  (iii) Any benefits applicable to Ammian under the SFS Change of Control Benefit Plan.

David J. Jurczynski

                  (i) The payments set forth in Section 7(d) of the Employment Agreement between David J. Jurczynski and the Bank dated December 17, 1997 (the "Jurczynski Agreement") due to an event of Involuntary Termination in connection with a change in control (as defined therein), in the amount of $163,934.

                  (ii) At the cost of the Holding Company or a Holding Company Subsidiary, such continued group life insurance and health benefits as are provided in the Jurczynski Agreement (and any acquiror of the Holding Company shall be required to honor such entitlement).

                  (iii) Any benefits applicable to Jurczynski under the SFS Change of Control Benefit Plan.

Michael J. Krywinski

                  (i) The payments set forth in Section 3(a) of the Change of Control Severance Agreement between Michael J. Krywinski and the Bank dated December 13, 1995 (the "Krywinski Agreement") due to a change of control followed by the involuntary termination of employment, other than for cause (as defined therein), in the amount of $55,282.

                  (ii) At the cost of the Holding Company or a Holding Company Subsidiary, such continued group life insurance and health benefits as are provided in the Krywinski Agreement (and any acquiror of the Holding Company shall be required to honor such entitlement).

                  (iii) Any benefits applicable to Krywinski under the SFS Change of Control Benefit Plan.

William Pezzula

                  (i) The payments set forth in Section 3(a) of the Change in Control Severance Agreement between William Pezzula and the Bank dated December 13, 1995 (the "Pezzula Agreement) due to a change in control followed by the involuntary termination of employment, other than for cause (as defined therein), in the amount of $51,509.

                  (ii) At the cost of the Holding Company or a Holding Company Subsidiary, such continued group life insurance and health benefits as are provided in the Pezzula Agreement (and any acquiror of the Holding Company shall be required to honor such entitlement).

                  (iii) Any benefits applicable to Pezzula under the SFS Change of Control Benefit Plan.

                                                                     EXHIBIT A-1



                            _______________ __, 1998




Cohoes Savings Bank
75 Remsen Street
Cohoes, New York 12047


Ladies and Gentlemen:

         Cohoes Savings Bank ("Cohoes") and SFS Bancorp, Inc. ("SFS") have entered into an agreement dated July 31, 1998 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) SFS will merge with and into a newly-organized holding company of Cohoes (the "Holding Company"), with the Holding Company surviving the merger, and (b) stockholders of SFS will receive common stock of the Holding Company in exchange for common stock of SFS outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

         The Agreement requires that SFS use its reasonable best efforts to cause the undersigned to execute and deliver to Cohoes this Letter Agreement.

         In consideration of the foregoing, each of the undersigned hereby irrevocably:

         (a) Agrees to be present (in person or by proxy) at all meetings of stockholders of SFS called to vote for adoption of the Agreement and the Merger so that all shares of common stock of SFS then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote or cause to be voted all such shares in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of SFS);

         (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a stockholder of SFS, to approve or adopt the Agreement;

         (c) Agrees to use reasonable best efforts to cause the Merger to be consummated;

         (d) Agrees not to offer, sell, transfer or otherwise dispose of any shares of SFS common stock during the period beginning on the date hereof and ending 30 days prior to consummation of the Merger, without first giving Cohoes at least three business days notice of the proposed transfer (the "Notice Period"). If Cohoes is advised in writing by its independent auditors that the proposed transfer may interfere with the pooling of interests treatment of the Merger, Cohoes shall provide the

Cohoes Savings Bank
________________, 1998
 Page 2

undersigned with a copy of such writing prior to the end of the Notice Period, in which case the proposed transfer shall not be made.

         (e) Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of the Holding Company received in the Merger, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act") covering sales of such Holding Company common stock is effective and a prospectus is made available under the Securities Act, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act, or (iii) in a transaction which, in the opinion of counsel satisfactory to Cohoes or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act; and acknowledges and agrees that the Holding Company is under no obligation to register the sale, transfer or other disposition of Holding Company common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

         (f) Notwithstanding the foregoing, agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of SFS or of common stock of the Holding Company, during the period commencing 30 days prior to the effective date of the Merger and ending on the date on which financial results covering at least 30 days of post-Merger combined operations of the Holding Company and SFS have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, provided, however, that excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of SFS common stock or shares of Holding Company common stock which, in Cohoes's sole judgment, are individually and in the aggregate de minimis within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the SEC;

         (g) Agrees that neither SFS nor Cohoes shall be bound by any attempted sale of any shares of SFS common stock or Holding Company common stock, respectively, and SFS's and the Holding Company's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Holding Company common stock to be owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

         (h) Acknowledges  and agrees that the provisions of subparagraphs  (d),
(e), (f) and (g) hereof also apply to shares of SFS common stock or Holding Company common stock owned or to be owned by (i) the undersigned's spouse, (ii) any of the undersigned's relatives or relatives of the undersigned's spouse occupying the undersigned's home, (iii) any trust or estate in which the undersigned, the undersigned's spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, the

Cohoes Savings Bank
________________, 1998
 Page 3

undersigned's spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

         (i) Represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of any shares of common stock of the Holding Company prior to expiration of the time period referred to in subparagraph (f) hereof; and

         (j) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

                         ------------------------------

         It is understood and agreed that the provisions of  subparagraphs  (a),
(b) and (c) of this Letter Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of SFS common stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of SFS. It is further understood and agreed that such subparagraphs of this Letter Agreement are not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of SFS common stock held by the undersigned as of the date hereof.

                         ------------------------------

         This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                         ------------------------------

         This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                         ------------------------------

Cohoes Savings Bank
________________, 1998
 Page 4
         The undersigned intend to be legally bound hereby.

                                   Sincerely,


                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------

                                                                     EXHIBIT A-2



                            _______________ __, 1998




SFS Bancorp, Inc.
251-263 State Street
Schenectady, New York 12305



Ladies and Gentlemen:

         Cohoes Savings Bank ("Cohoes") and SFS Bancorp, Inc.("SFS") have entered into an agreement dated July 31, 1998 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) SFS will merge with and into a newly-organized holding company of Cohoes (the "Holding Company"), with the Holding Company surviving the merger, and (b) stockholders of SFS will receive common stock of the Holding Company in exchange for common stock of SFS outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

         The Agreement requires that Cohoes use its reasonable best efforts to cause the undersigned to execute and deliver to SFS this Letter Agreement.

         In consideration of the foregoing, each of the undersigned hereby irrevocably:

         (a) Agrees to be present (in person or by proxy) at all meetings of depositors of Cohoes called to vote for adoption of the Plan of Conversion with Cohoes so that all votes which the undersigned is entitled to cast will be counted for the purpose of determining the presence of a quorum at such meetings and to vote or cause to be voted all of the undersigned's votes in favor of approval and adoption of the Plan of Conversion and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Trustees of Cohoes);

         (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a depositor of Cohoes, to approve or adopt the Plan of Conversion;

         (c) Agrees to use reasonable best efforts to cause the Merger to be consummated;

         (d) Agrees not to offer, sell, transfer or otherwise dispose of any shares of SFS common stock during the period beginning on the date hereof and ending 30 days prior to consummation of

SFS Bancorp, Inc.
________________, 1998
 Page 2

the Merger, without first giving Cohoes at least three business days notice of the proposed transfer (the "Notice Period"). If Cohoes is advised in writing by its independent auditors that the proposed transfer may interfere with the pooling of interests treatment of the Merger, Cohoes shall provide the undersigned with a copy of such writing prior to the end of the Notice Period, in which case the proposed transfer shall not be made.

         (e) Notwithstanding the foregoing, agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of SFS or of common stock of the Holding Company, during the period commencing 30 days prior to the effective date of the Merger and ending on the date on which financial results covering at least 30 days of post-Merger combined operations of the Holding Company and SFS have been published within the meaning of Section 201.01 of the Codification of Financial Reporting Policies of the Securities and Exchange Commission, provided, however, that excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of SFS common stock or shares of Holding Company common stock which, in Cohoes's sole judgment, are individually and in the aggregate de minimis within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the SEC;

         (f) Agrees that neither SFS nor Cohoes shall be bound by any attempted sale of any shares of SFS common stock or Holding Company common stock, respectively, and SFS's and the Holding Company's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Holding Company common stock to be owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

         (g) Acknowledges  and agrees that the provisions of subparagraphs  (d),
(e) and (f) hereof also apply to shares of SFS common stock or Holding Company common stock owned or to be owned by (i) the undersigned's spouse, (ii) any of the undersigned's relatives or relatives of the undersigned's spouse occupying the undersigned's home, (iii) any trust or estate in which the undersigned, the undersigned's spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, the undersigned's spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

         (h) Represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of any shares of common stock of the Holding Company prior to expiration of the time period referred to in subparagraph (e) hereof; and

         (i) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with

\SFS Bancorp, Inc.
________________, 1998
 Page 3

its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

                         ------------------------------

         It is understood and agreed that the provisions of  subparagraphs  (a),
(b) and (c) of this Letter Agreement relate solely to the capacity of the undersigned as a depositor and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a trustee or officer of Cohoes.

                         ------------------------------

         This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                         ------------------------------

         This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                         ------------------------------

         The undersigned intend to be legally bound hereby.

                                   Sincerely,


                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------



                                                  ------------------------------

                                                                       EXHIBIT B



                            NON-COMPETITION AGREEMENT


         This NON-COMPETITION AGREEMENT (the "Agreement") made and entered into this 31st day of July, 1998, by and among Joseph H. Giaquinto ("Giaquinto") and Cohoes Savings Bank, a savings bank chartered under the laws of the State of New York ("Cohoes ").

                                WITNESSETH THAT:

         WHEREAS, the Agreement and Plan of Merger (the "Plan") dated as of July 31, 1998 between Cohoes and SFS Bancorp, Inc, a Delaware corporation ("SFS") provides that SFS will be merged into a holding company (the "Holding Company") to be created by Cohoes and that Schenectady Federal Savings Bank (the "Bank") will be merged into Cohoes (the "Merger");

         WHEREAS, Giaquinto is Chairman of the Board, President and Chief Executive Officer of each of SFS and the Bank;

         WHEREAS, the personal involvement of Giaquinto with SFS and the Bank has added value to SFS and the Bank;

         WHEREAS, this Agreement is an essential component of the Plan necessary to achieve the objectives of the transactions described in the Plan, and Section
5.14 of the Plan contemplates that Giaquinto will enter into this Agreement as a condition to the Holding Company and Cohoes entering into the Plan;

         NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

         1. Consideration. The Holding Company shall pay to Giaquinto the amount of $175,000 upon the consummation of the Merger.

         2. Non-Competition.

         (a) Giaquinto hereby agrees that from the Effective Time (as defined in the Plan) until December 31, 2001, Giaquinto will not (i) engage in the banking business other than on behalf of the Holding Company or Cohoes or their affiliates within the Market Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting service in any capacity to any firm, corporation, or other entity (other than the Holding Company or Cohoes or their affiliates) engaged in the banking business in the Market Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Board of Directors of the Holding Company or Cohoes or any of their affiliates to engage in any action prohibited under (i) or (ii) of this section 2(a); provided that the ownership by Giaquinto as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of Giaquinto's obligations under this section 2(a).

         (b) Giaquinto acknowledges and agrees that irreparable injury will result to Cohoes in the event of a breach of any of the provisions of this section 2 (the "Designated Provisions") and that Cohoes will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy Cohoes may have, Cohoes shall be entitled to the entry of a preliminary and permanent injunction in Albany County, New York, Schenectady County, New York, or elsewhere in the Market Area, to restrain the violation or breach thereof by Giaquinto or any affiliates, agents, or any other persons acting for or with Giaquinto in any capacity whatsoever, and Giaquinto submits to the jurisdiction of such court in any such action.

         (c) It is the desire and intent of the parties that the provisions of this section 2 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this section 2 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this section 2 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to Cohoes , to the fullest extent permitted by applicable law, the benefits intended by this section 2.

         (d) As used herein, "Market Area" shall mean Albany, Saratoga, Rensselaer and Schenectady Counties, New York.

         3. Effectiveness. This Agreement shall be effective as of the Effective Time (as defined in the Plan).

         4. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to the Holding Company or Cohoes :

         Cohoes Savings Bank
         75 Remsen Street
         Cohoes  City, New York 12047

         Attention:        Harry Robinson
                           President and Chief Executive Officer

If to Giaquinto:

         Mr. Joseph H. Giaquinto
         16 Glorious Lane
         Scotia, New York 12302

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

         5. Assignment. Neither party may assign this Agreement or any rights or obligations hereunder without the consent of the other party.

         6. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflict of law thereof. The parties hereby designate Cohoes County, New York, to be proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of New York. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to the Agreement or the transactions contemplated thereby brought in the courts aforesaid.

         7.   Entire   Agreement.   This   Agreement   constitutes   the  entire
understanding between Cohoes and Giaquinto relating to the subject matter hereof. Any previous agreements or understandings between the parties hereto or between Giaquinto and the Bank or any of its affiliates relating to the subject matter hereof are superseded by this Agreement. Neither this Agreement nor any provisions hereof can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

         8. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

         (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

         (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         9. Arbitration. Subject to the right of each party to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of or is related to this Agreement, or the breach thereof, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date of the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator much have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in any District Court in New York. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

         10. Costs of Litigation. In the event litigation is commenced to enforce any of the provisions hereof, or to obtain declaratory relief in connection with any of the provisions hereof, Cohoes shall reimburse Giaquinto in an amount not to exceed $40,000 for his third party costs and expenses, including reasonable attorney's fees, in connection with the prosecution or defense of such litigation. Such reimbursements shall be paid by Cohoes within ten days of receipt by Cohoes from Giaquinto of evidence of such costs and expenses. In the event that a court of competent jurisdiction does not render a final judgement in favor of Giaquinto, all reimbursements for costs and expenses paid to Giaquinto by Cohoes hereunder shall be repaid by Giaquinto within ten days.

         11. Affiliation. A company will be deemed to be "affiliated" with the Holding Company, Cohoes , or the Bank according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         12. Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.


                                                    COHOES SAVINGS BANK



Attest:  /s/ Carol Jason                            By:  /s/ Harry L. Robinson
         ---------------                                 ---------------------
         Carol Jason                                     Harry L. Robinson








Attest: /s/ Carol Jason                             By:  /s/ Joseph H. Giaquinto
        ---------------                                  -----------------------
        Carol Jason                                      Joseph H. Giaquinto